EXHIBIT 15.1

To the Shareholders and Board of Directors of Bath & Body Works, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Bath & Body Works, Inc. for the registration of 2,400,000 shares of its common stock of our report dated June 2, 2022, relating to the unaudited condensed consolidated interim financial statements of Bath & Body Works, Inc. that are included in its Form 10-Q for the quarter ended April 30, 2022.

/s/ Ernst & Young LLP

Grandview Heights, Ohio

June 2, 2022